                                                                     EXHIBIT 4.4



                               U.S. $1,500,000,000


                           FIVE YEAR CREDIT AGREEMENT


                          Dated as of November 4, 1996

                                      Among

                           COCA-COLA ENTERPRISES INC.
                     BOTTLING HOLDINGS (GREAT BRITAIN) LTD.


                              as Initial Borrowers,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN


                               as Initial Lenders

                                       and

                           CITIBANK INTERNATIONAL plc

                                    as Agent

                                       and

                              BANK OF AMERICA NT&SA
                        DEUTSCHE BANK AG, NEW YORK BRANCH
                                NATIONSBANK, N.A.
                            UNION BANK OF SWITZERLAND

                                  as Co-Agents

                                TABLE OF CONTENTS

                                                                           Page
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms ......................................  1
SECTION 1.02.  Computation of Time Periods ................................ 14
SECTION 1.03.  Accounting Terms and Determinations ........................ 14

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01.  The Syndicated Loans  ...................................... 15
SECTION 2.02.  Making the Syndicated Loans ................................ 15
SECTION 2.03.  The Competitive Bid Loans .................................. 17
SECTION 2.04.  Fees  ...................................................... 22
SECTION 2.05.  Termination or Reduction of the Commitments ................ 23
SECTION 2.06.  Repayment of Syndicated Loans .............................. 24
SECTION 2.07.  Interest on Syndicated Loans  .............................. 24
SECTION 2.08.  Interest Rate Determination ................................ 24
SECTION 2.09.  Prepayments of Syndicated Loans ............................ 27
SECTION 2.10.  Increased Costs ............................................ 28
SECTION 2.11.  Illegality  ................................................ 29
SECTION 2.12.  Payments and Computations .................................. 29
SECTION 2.13.  Taxes ...................................................... 31
SECTION 2.14.  Regulation D Compensation .................................. 34
SECTION 2.15.  Use of Proceeds ............................................ 35

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of
               Sections 2.01 and 2.03  .................................... 35
SECTION 3.02.  Initial Loan to Each Designated Subsidiary  ................ 37
SECTION 3.03.  Conditions Precedent to Each Syndicated
               Borrowing .................................................. 38
SECTION 3.04.  Conditions Precedent to Each Competitive Bid
               Borrowing .................................................. 38
SECTION 3.05.  Determinations Under Section 3.01 .......................... 39

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the
               Borrowers .................................................. 40

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants ...................................... 42
SECTION 5.02.  Negative Covenants  ........................................ 45

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default .......................................... 48

                                   ARTICLE VII

                                    GUARANTEE


SECTION 7.01.  Unconditional Guarantee .................................... 51
SECTION 7.02.  Guarantee Absolute  ........................................ 52
SECTION 7.03.  Waivers .................................................... 53
SECTION 7.04.  Subrogation ................................................ 53
SECTION 7.05.  Survival  .................................................. 54



                                  ARTICLE VIII

                                    THE AGENT

SECTION 8.01.  Authorization and Action  .................................. 54
SECTION 8.02.  Agent's Reliance, Etc.  .................................... 55
SECTION 8.03.  Citibank International and Affiliates ...................... 56
SECTION 8.04.  Lender Credit Decision  .................................... 56
SECTION 8.05.  Indemnification ............................................ 56
SECTION 8.06.  Successor Agent ............................................ 57
SECTION 8.07.  Co-Agents .................................................. 57

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Amendments, Etc.  .......................................... 57
SECTION 9.02.  Notices, Etc................................................ 58
SECTION 9.03.  No Waiver; Remedies ........................................ 59
SECTION 9.04.  Costs and Expenses  ........................................ 59
SECTION 9.05.  Right of Set-off; Sharing of Payments ...................... 61
SECTION 9.06.  Binding Effect  ............................................ 62
SECTION 9.07.  Assignments and Participations  ............................ 62
SECTION 9.08.  Designated Subsidiaries .................................... 65
SECTION 9.09.  Commitment Extension  ...................................... 66
SECTION 9.10.  Confidentiality ............................................ 66
SECTION 9.11.  Governing Law .............................................. 67
SECTION 9.12.  Execution in Counterparts .................................. 67
SECTION 9.13.  Judgment  .................................................. 67
SECTION 9.14.  Jurisdiction, Etc.  ........................................ 67

                           FIVE YEAR CREDIT AGREEMENT

                          Dated as of November 4, 1996

                  COCA-COLA ENTERPRISES INC., a Delaware corporation (the "Company") Bottling Holdings (Great Britain) Ltd., a corporation organized under the laws of England ("UK Holdings" and, together with the Company, the "Initial Borrowers"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIBANK INTERNATIONAL PLC ("Citibank International"), as agent (the "Agent") for the Lenders (as hereinafter defined) and BANK OF AMERICA NT&SA, DEUTSCHE BANK AG, NEW YORK BRANCH, NATIONSBANK, N.A. and UNION BANK OF SWITZERLAND, as co-agents (the "Co-Agents") for the Lenders, agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent's Account" means (a) in the case of Base Rate Loans, the account of the US Sub-Agent maintained by the US Sub-Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Mr. Matthew Carter, (b) in the case of Loans denominated in Dollars other than Base Rate Advances, the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Favor - Citibank International plc, London, Account No. 10963054, Attention: Loans Agency Department,
         (c) in the case of Loans denominated in Eurocurrencies other than Dollars, the account of the Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and
         (d) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a

         Base Rate Loan and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Loan.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

                                ----------------------------
                                 Level    Applicable Margin
                                -------   ------------------
                                Level 1       0.090%
                                Level 2       0.090%
                                Level 3       0.100%
                                Level 4       0.125%
                                Level 5       0.250%
                                ----------------------------

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

                                 ---------------------------------
                                 Level      Applicable Percentage
                                 -------    ----------------------
                                 Level 1      0.050%
                                 Level 2      0.060%
                                 Level 3      0.100%
                                 Level 4      0.125%
                                 Level 5      0.150%
                                 ---------------------------------

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/16 of 1% or,
                  if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Loan" means a Syndicated Loan denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

                  "Beverages France" means Coca-Cola Beverages, S.A., a corporation organized under the laws of the Republic of France.

                  "Beverages Netherlands" means Coca-Cola Beverages Nederland B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

                  "Borrowers" means, collectively, each Initial Borrower and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

                  "Borrowing" means a Syndicated Borrowing or a Competitive Bid Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Loan or LIBO Rate Loan, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Loan or LIBO Rate Loan.

                  "Citibank" means Citibank, N.A., a national banking association organized under the laws of the United States.

                  "Commitment" means as to any Lender the Dollar amount set forth opposite its name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05.

                  "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Loans from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such borrowing has been accepted under the competitive bidding procedure described in
         Section 2.03.

                  "Competitive Bid Loan" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Loan or a LIBO Rate Loan (each of which shall be a "Type" of Competitive Bid Loan).

                  "Competitive Bid Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender to such Borrower.

                  "Competitive Bid Reduction" has the meaning specified in
         Section 2.01.

                  "Confidential Information" means information that any Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Borrower.

                  "Consolidated" refers to the consolidation of the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Syndicated Loans of one Type into Syndicated Loans of the other Type pursuant to Section 2.08.

                  "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, other than (x) trade accounts payable on customary terms in the ordinary course of business and (y) financial obligations under management consulting contracts or noncompete agreements with unaffiliated Persons entered into in connection with the acquisition of the bottling businesses of such Persons, (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Subsidiary" means any wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.08.

                  "Designation Letter" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

                  "Dollars" and the "$" sign each means lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Domestic Lending Office" in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; or (vii) any other Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

                  "Equivalent" in Dollars of any Primary Currency on any date means the equivalent in Dollars of such Primary Currency determined by using the quoted spot rate at which Citibank International's principal office in London offers to exchange Dollars for such Primary Currency in London prior to 4:00 P.M. (London time) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Primary Currency of Dollars means the equivalent in such Primary Currency of Dollars determined by using the quoted spot rate at which Citibank International's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) on such date as is required pursuant to the terms of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, as of any date, any trade or business (whether or not incorporated) which (as of such date) is a member of a group of which the Company is a member and which, as of such date, is under common control within the meaning of either Section 414(b) or
         Section 414(c) of the Code, and the regulations promulgated and rulings issued thereunder.

                  "Eurocurrency Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Eurocurrency Lending Office" in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Syndicated Borrowing, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the applicable Primary Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Loan comprising part of such Syndicated Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Syndicated Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurocurrency Rate Loan" means a Syndicated Loan denominated in Dollars or in a Primary Currency that bears interest as provided in
         Section 2.07(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Loans or LIBO Rate Loans comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Loans or LIBO Rate Loans is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fitch" means Fitch Investors Service, Inc.

                  "Fixed Rate Loan" has the meaning specified in Section 2.03(a)(i), which Loan shall be denominated in Dollars or in any Primary Currency.

                  "France Holdings" means Bottling Holdings (France) S.A., a corporation organized under the laws of the Republic of France.

                  "High Rating" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

                  Rating Agency                      Rating

                  S&P                           A-1 or higher
                  Moody's                       P-1
                  Fitch                         F-1 or higher
                  Substitute Rating Agency      equivalent to above

                  "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with respect to such Plan.

                  "Interest Period" means, for each Eurocurrency Rate Loan comprising part of the same Syndicated Borrowing and each LIBO Rate Loan comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Loan or LIBO Rate Loan or the date of the Conversion of any Base Rate Loan into such Eurocurrency Rate Loan and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Loans, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest

         Period shall be one, two, three or six months and, if acceptable to all Lenders, nine or twelve months, as the Borrower requesting the Borrowing may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) such Borrower may not select any Interest Period
                  that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Eurocurrency Rate Loans comprising part of the same Syndicated Borrowing or for LIBO Rate Loans comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lenders" means the Initial Lenders and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

                  "Level" means, as of any date, the lowest of Level 1, Level 2, Level 3, Level 4 or Level 5 then applicable to the commercial paper of the Company.

                  "Level 1" means that three Rating Agencies shall have assigned a High Rating to the commercial paper of the Company.

                  "Level 2" means that either (a) two Rating Agencies shall have assigned a High Rating and one Rating Agency shall have assigned a Middle Rating or (b) one Rating Agency shall have assigned a High Rating and two Rating Agencies shall have assigned a Middle Rating, in each case to the commercial paper of the Company.

                  "Level 3" means that three Rating Agencies shall have assigned a Middle Rating to the commercial paper of the Company.

                  "Level 4" means that either one Rating Agency or two Rating Agencies (but not more than two Rating Agencies) shall have assigned a Low Rating to the commercial paper of the Company.

                  "Level 5" means that three Rating Agencies shall have assigned a Low Rating to the commercial paper of the Company.

                  "LIBO Rate" means, for any Interest Period for all LIBO Rate Loans comprising part of the same Competitive Bid Borrowing, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the applicable Primary Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Syndicated Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Loan comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO Rate Loan" means a Competitive Bid Loan denominated in Dollars or in any Primary Currency and bearing interest based on the LIBO Rate.

                  "Loan" means a Syndicated Loan or a Competitive Bid Loan.

                  "Low Rating" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

                  Rating Agency                 Rating

                  S&P                            A-3 or below
                  Moody's                        P-3 or below
                  Fitch                          F-3 or below
                  Substitute Rating Agency       equivalent to above

                  "Majority Lenders" means at any time Lenders holding at least 66 2/3% of the then aggregate principal amount (based on the Equivalent in Dollars at such time) of the Syndicated Loans, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

                  "Middle Rating" means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

                  Rating Agency                 Rating

                  S&P                           A-2
                  Moody's                       P-2
                  Fitch                         F-2
                  Substitute Rating Agency      equivalent to above

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means, as of any date, a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the current plan year or any of the immediately preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means, as of any date, an employee benefit plan, other than a Multiemployer Plan, (i) which is subject to Title IV of ERISA, (ii) to which the Company or an ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan and (iii) either (A) whose assets have a market value as of such date, as reasonably determined by the Company in good faith, in excess of $100,000,000 or (B) under which an Insufficiency exists and the amount of such Insufficiency which is allocable to the

         Company or any ERISA Affiliate as of such date, as reasonably determined by the Company in good faith, exceeds $5,000,000.

                  "Netherlands Holdings" means Bottling Holdings (Netherlands) B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

                  "Note" means a Syndicated Note or a Competitive Bid Note.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                  "Notice of Syndicated Borrowing" has the meaning specified in
         Section 2.02(a).

                  "Obligations" has the meaning specified in Section 7.01.

                  "Payment Office" means, for any Primary Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Primary Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Canada, lawful currency of the Republic of France, the lawful currency of the Kingdom of Belgium and the lawful currency of the Netherlands.

                  "Process Agent" has the meaning specified in Section 9.12(a).

                  "Rating Agency" means any of S&P, Moody's, Fitch or any substitute rating agency designated by the Company and acceptable to the Majority Lenders ( the latter sometimes referred to herein a "Substitute Rating Agency"). When reference is made herein to "Rating Agencies" it is to more than one Rating Agency.

                  "Reference Banks" means Citibank, Union Bank of Switzerland, New York Branch and Deutsche Bank AG.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

                  "Single Employer Plan" means, as of any date, an employee benefit plan, other than a Multiemployer Plan or a Multiple Employer Plan, (i) which is subject to Title IV of ERISA, (ii) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA involving the Company or any ERISA Affiliate, was) maintained for employees of the Company or any ERISA Affiliate and (iii) whose assets have a market value as of such date, as reasonably determined by the Company in good faith, in excess of $100,000,000 or which has an Insufficiency as of such date, as reasonably determined by the Company in good faith, in excess of $5,000,000.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Substitute Rating Agency" has the meaning set forth in the definition of "Rating Agency."

                  "Syndicated Borrowing" means a borrowing consisting of simultaneous Syndicated Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Syndicated Loan" means an advance by a Lender to any Borrower as part of a Syndicated Borrowing and refers to a Base Rate Loan or a Eurocurrency Rate Loan (each of which shall be a "Type" of Syndicated
         Loan).

                  "Syndicated Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Syndicated Loans made by such Lender to such Borrower.

                  "Termination Date" means the earlier of (a) the fifth anniversary of the Effective Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or
         Section 6.01.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043(c) of ERISA other than a "reportable event" not subject to the provision for 30-day notice to the PBGC, with respect to a Plan, or an event described in Section 4062(e) of ERISA involving a Plan, or (ii) the withdrawal within the meaning of Section 4063(a) of ERISA) of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (v) any other event or condition which, as reasonably determined by the Borrower in good faith, is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Uncontested Withdrawal Liability" means as of any date, Withdrawal Liability for which the Borrower has not provided the Lenders with evidence reasonably satisfactory to the Lenders that there are reasonable grounds for contesting, and the Borrower is in fact contesting in a timely and appropriate manner, such Withdrawal Liability.

                  "US Holdings" means Bottling Holdings (International) Inc., a Delaware corporation.

                  "US Sub-Agent" means Citibank, in its capacity as a subagent of the Agent with respect to any Syndicated Borrowings consisting of Base Rate Loans and any Competitive Bid Borrowings consisting of Fixed Rate Loans to be denominated in Dollars.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes required by the accounting profession or changes concurred in by the Company's independent public accountants) with the most recent audited Consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  SECTION 2.01. The Syndicated Loans. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Syndicated Loans to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Syndicated Loan denominated in a Primary Currency on the Equivalent in Dollars on the Business Day such Loan is made), not to exceed at any time outstanding such Lender's Commitment, provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount (based in respect of any Competitive Bid Loan denominated in a Primary Currency on the Equivalent in Dollars at such time) of the Competitive Bid Loans then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"); provided further that each Lender's Loan made under the Competitive Bid Option shall not reduce such Lender's obligation to lend its pro rata share of the remaining undrawn Commitments. Each Syndicated Borrowing shall be in an aggregate amount not less than $25,000,000 (or the Equivalent thereof in any Primary Currency, determined as of the date of the applicable Notice of Syndicated Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Primary Currency, determined as of the date of the applicable Notice of Syndicated Borrowing) in excess thereof and shall consist of Syndicated Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this
Section 2.01.

                  SECTION 2.02. Making the Syndicated Loans. (a) Each Syndicated Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (London time) on the third Business Day prior to the date of the proposed Syndicated Borrowing in the case of a Syndicated Borrowing consisting of Eurocurrency Rate Loans or

(y) 10:30 A.M. (New York City time) on the day of the proposed Syndicated Borrowing in the case of a Syndicated Borrowing consisting of Base Rate Loans, by any Borrower to the Agent (and, in the case of a Syndicated Borrowing consisting of Base Rate Loans, simultaneously to the US Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Syndicated Borrowing (a "Notice of Syndicated Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Syndicated Borrowing, (ii) Type of Loans comprising such Syndicated Borrowing, (iii) aggregate amount of such Syndicated Borrowing, and
(iv) in the case of a Syndicated Borrowing consisting of Eurocurrency Rate Loans, initial Interest Period and currency for each such Syndicated Loan. Each Lender shall, before 12:00 noon (New York City time) on the date of such Syndicated Borrowing, in the case of a Syndicated Borrowing consisting of Base Rate Loans, and before 11:00 A.M., (London time) on the date of such Syndicated Borrowing, in the case of a Syndicated Borrowing consisting of Eurocurrency Rate Loans, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account in same day funds, such Lender's ratable portion (determined in accordance with Section 2.01) of such Syndicated Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Syndicated Borrowing at the Agent's address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, the Eurocurrency Rate Loans may not be outstanding as part of more than ten separate Syndicated Borrowings.

                  (c) Each Notice of Syndicated Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Syndicated Borrowing that the related Notice of Syndicated Borrowing specifies is to be comprised of Eurocurrency Rate Loans, the Borrower requesting such Syndicated Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Syndicated Borrowing for such Syndicated Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Syndicated Loan to be made by such Lender as part of such Syndicated Borrowing when such Syndicated Loan, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Syndicated Borrowing that such

Lender will not make available to the Agent such Lender's ratable portion of such Syndicated Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Syndicated Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing such Syndicated Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent shall have made such portion available to such Borrower on such date, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Syndicated Loans comprising such Syndicated Borrowing and (ii) in the case of such Lender (A) the Federal Funds Rate in the case of Loans denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Loans denominated in Primary Currencies. If such Lender shall repay to the Agent such corresponding amount, such Borrower shall be relieved of its obligation to repay such amount to the Agent and such amount so repaid (excluding interest) shall constitute such Lender's Syndicated Loan as part of such Syndicated Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Syndicated Loan to be made by it as part of any Syndicated Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Syndicated Loan on the date of such Syndicated Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Syndicated Loan to be made by such other Lender on the date of any Syndicated Borrowing.

                  SECTION 2.03. The Competitive Bid Loans. (a) Each Lender severally agrees that any Borrower may request Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 7 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount (based in respect of any Loan denominated in a Primary Currency on the Equivalent in Dollars on the Business Day such Loan is requested) of the Loans then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders at such time (computed without regard to any Competitive Bid Reduction).

                  (i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans (as hereinafter defined) to be denominated in Dollars, simultaneously to the US Sub-Agent), by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (s) date of such proposed Competitive Bid Borrowing, (t) aggregate amount of such proposed Competitive Bid Borrowing, (u) interest rate basis to be offered by the Lenders, (v) currency of such proposed Competitive Bid Borrowing, (w) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Loans, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans, maturity date for repayment of each Fixed Rate Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (x) interest payment date or dates relating thereto, (y) location of such Borrower's account to which funds are to be advanced, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 4:00 P.M. (London time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in its Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (each Loan comprising any such Competitive Bid Borrowing being referred to herein as a "Fixed Rate Loan") and that the Loans comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (B) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be Fixed Rate Loans denominated in any Primary Currency and (C) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be LIBO Rate Loans. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to the Agent in accordance with the preceding sentence through the Company on behalf of such Designated Subsidiary. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), (A) before 2:00 P.M. (London time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans denominated in Dollars, (B) before 12:00 noon (London time) one Business Day before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans denominated in any Primary Currency and (C) before 12:00 noon (London time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Loans, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts, or the Equivalent thereof in Dollars, as the case may be, may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower proposing the Competitive Bid Loan shall, in turn, (A) before 2:30 P.M. (London time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans denominated in Dollars, (B) before 3:00 P.M. (London time) one Business Day before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans denominated in any Primary Currency and (C) before 3:00 P.M. (London time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Loans, either:

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the identity of such Lender or Lenders and the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender or Lenders for such Competitive Bid Loan pursuant to paragraph (ii) above) to be made by such Lender or Lenders as part of such Competitive Bid Borrowing, and reject any remaining offers made by other Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Loans in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph
         (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower,
         (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time), in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans denominated in Dollars, and before 12:00 noon (London time), in each other case, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower's account at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of such Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                  (vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Loan, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount not less than $25,000,000 (or the Equivalent thereof in any Primary Currency, determined as of the date of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Primary Currency, determined as of the date of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) Any Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Loan, on the maturity date of such Competitive Bid Loan (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by such Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Loan.

                  (e) Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Loan comprising such Competitive Bid Borrowing from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Loan. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Loan owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Loan under the terms of the Competitive Bid Note evidencing such Competitive Bid Loan unless otherwise agreed in such Competitive Bid Note.

                  (f) The indebtedness of any Borrower resulting from each Competitive Bid Loan made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

                  SECTION 2.04. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each

March, June, September and December, commencing December 31, 1996 and on the Termination Date.

                  (b) Agent's Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Ratable Termination or Reduction. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate or cancel in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in an aggregate amount not less than $25,000,000 or an integral multiple of $5,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Competitive Bid Loans denominated in Dollars then outstanding plus the Equivalent in Dollars (determined as of the date of such notice) of the aggregate principal amount of the Competitive Bid Loans denominated in Primary Currencies then outstanding.

                  (b) Non-Ratable Termination by Assignment. The Company shall have the right, upon at least ten Business Days' written notice to the Agent (which shall then give prompt notice thereof to the relevant Lender), to require any Lender that makes a demand for payment under Section 2.10 or 2.13 to assign, pursuant to and in accordance with the provisions of Section 9.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Event of Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.10 and any indemnification for Taxes under Section 2.13) as of the effective date of such assignment; and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.07(a) for such assignment; provided further that the assigning Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

                  SECTION 2.06. Repayment of Syndicated Loans. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Syndicated Loans then outstanding in respect of such Borrower.

                  SECTION 2.07. Interest on Syndicated Loans. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Syndicated Loan owing by such Borrower to each Lender from the date of such Syndicated Loan until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Loans. During such periods as such Syndicated Loan is a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Loan shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Loans. During such periods as such Syndicated Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during each Interest Period for such Syndicated Loan to the sum of (x) the Eurocurrency Rate for such Interest Period for such Syndicated Loan plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Loan shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on (i) the unpaid principal amount of each Syndicated Loan owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Syndicated Loan pursuant to clause (a)(i) or (a)(ii) above (or, if applicable, the proviso to Section 2.08(b) below) and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Syndicated Loan pursuant to clause (a)(i) above.

                  SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO

Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Loans, the Majority Lenders reasonably and in good faith notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Syndicated Loans as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Loans will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Rate Loans for such Interest Period, the Agent shall forthwith so notify each Borrower and the Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Loans will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Loans are denominated in Dollars, Convert such Loans into Base Rate Loans and (2) if such Eurocurrency Rate Loans are denominated in any Primary Currency, either (x) prepay such Loans or (y) redenominate such Loans into an Equivalent amount of Dollars and Convert such Loans into Base Rate Loans, and (B) the obligation of the Lenders to make Eurocurrency Rate Loans in the same currency as such Eurocurrency Rate Loans shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Lenders, to continue such Loans in such Primary Currency for Interest Periods of not longer than one month, which Loans shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Loans by whatever means it reasonably determines to be appropriate. Each Lender shall certify its costs of funds for each such Interest Period to the Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

                  (c) If any Borrower shall fail to select the duration of the Interest Period for any Eurocurrency Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Loans will automatically, on the last day of the then existing Interest Period therefor,
(i) if such Eurocurrency Rate Loans are denominated in Dollars, be Converted into Base Rate Loans and (ii) if such Eurocurrency Rate Loans are denominated in any Primary Currency, be redenominated into an Equivalent amount of Dollars and Converted into Base Rate Loans.

                  (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Loan will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Loan is denominated in Dollars, be Converted into a Base Rate Loan and (B) if such Eurocurrency Rate Loan is denominated in any Primary Currency, be redenominated into an Equivalent amount of Dollars and Converted into a Base Rate Loan and (ii) the obligation of the Lenders to make Eurocurrency Rate Loans shall be suspended; provided that the Company and the applicable Borrower may elect, by notice to the Agent and the Lenders within one Business Day of such Event of Default, to continue such Loans in such Primary Currency, whereupon the Agent may require that each Interest Period relating to such Eurocurrency Rate Loans shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "Overnight Eurocurrency Rate" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Margin and the average (rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple) of the respective rates per annum quoted by each Reference Bank to the Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Loans.

                  (e) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Loans or LIBO Rate Loans, as the case may be,

                  (i) the Agent shall forthwith notify the relevant Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Loans or LIBO Rate Loans, as the case may be,

                  (ii) with respect to Eurocurrency Rate Loans, each such Loan will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Loan is denominated in Dollars, be Converted into a Base Rate Loan and (B) if such Eurocurrency Rate Loan is denominated in any Primary Currency, be redenominated into an Equivalent amount of Dollars and Converted into a Base Rate Loan, and

                  (iii) the obligation of the Lenders to make Eurocurrency Rate Loans or LIBO Rate Loans shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. Prepayments of Syndicated Loans. (a) Optional Prepayments. Each Borrower may, upon notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of such proposed prepayment, in the case of Eurocurrency Rate Loans, and not later than 11:00 A.M. (New York City time) on the day of such proposed prepayment, in the case of Base Rate Loans, and, if such notice is given, such Borrower shall, prepay the outstanding principal amount of the Syndicated Loans comprising part of the same Syndicated Borrowing in whole or ratably in part (without premium or penalty or additional costs other than pursuant to Section 9.04(c)), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $25,000,000 or the Equivalent thereof in a Primary Currency (determined on the date notice of prepayment is given) or an integral multiple of $5,000,000 or the Equivalent thereof in a Primary Currency (determined on the date notice of prepayment is given) in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Loan other than on the last day of the Interest Period therefor, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c). Each notice of prepayment by a Designated Subsidiary shall be given to the Agent through the Company.

                  (b) Mandatory Prepayments. (i) If the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of all Loans denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Loans denominated in Primary Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Company and each other Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Loans owing by such Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

                  (ii) Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Loan or a LIBO Rate Loan on a date other than the last day of an Interest Period or at its maturity, any additional amounts which such Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the Borrowers and the Lenders.

                  SECTION 2.10. Increased Costs. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurocurrency Rate Loan or LIBO Rate Loan any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Rate Loans or LIBO Rate Loans, its Notes or its obligation to make Eurocurrency Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurocurrency Rate Loan or LIBO Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender, the Borrower of such Loans shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender will notify the Agent and the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section within the time limitation set forth in Section 9.04(d) and will designate a different Eurocurrency Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  SECTION 2.11. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurocurrency Lending Office) to make, maintain or fund its Eurocurrency Rate Loans in Dollars or any Primary Currency or LIBO Rate Loans in Dollars or any Primary Currency hereunder such Lender shall so notify the Agent and the Company, whereupon until such Lender notifies the Agent and the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Eurocurrency Rate Loans shall be suspended. Before giving any notice to the Agent and the Company pursuant to this Section, such Lender shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Rate Loans or LIBO Rate Loans to maturity and shall so specify in such notice, each such Eurocurrency Rate Loan or such LIBO Rate Loan, as the case may be, will automatically, upon such demand, (a) if such Eurocurrency Rate Loan or LIBO Rate Loan is denominated in Dollars, be converted into a Base Rate Loan or a Loan that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be and (b) if such Eurocurrency Loan or LIBO Rate Loan is denominated in any Primary Currency, be redenominated into an Equivalent amount of Dollars and converted into a Base Rate Loan or a Loan that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be.

                  SECTION 2.12. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, except with respect to principal of, interest on, and other amounts relating to, Loans denominated in a Primary Currency, not later than 12:00 noon (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds. Each Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Loans denominated in a Primary Currency not later than 12:00 Noon (at the Payment Office for such Primary Currency) on the day when due in such Primary Currency to the Agent in same day funds by deposit of such funds to the applicable Agent's Account. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.13, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate, the LIBO Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days (or, in the case of Loans denominated in Primary Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans or LIBO Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the

Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Loans denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Loans denominated in Primary Currencies.

                  SECTION 2.13. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the US Sub-Agent and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender, the US Sub-Agent or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any of the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender, the US Sub-Agent or the Agent, or, if the Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or if the US Sub-Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or to the Agent, (i) the sum payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions, whether by such Borrower, the US Sub-Agent or the Agent, applicable to additional sums payable under this Section 2.13) such Lender, the US Sub-Agent and the Agent each receive an amount equal to the sum they each would have received had no such deductions been made (for example, and without limitation, if the sum paid or payable hereunder from or in respect of which a Borrower or the US SubAgent or the Agent shall be required to deduct any Taxes is interest, the interest payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions applicable to additional interest), such Lender, the US Sub-Agent and the Agent each receive interest equal to the interest they each would have received had no such deduction been made), (ii) such Borrower (or, as the case may be and as required by applicable law, the US Sub-Agent or the Agent) shall make such deductions and (iii) such Borrower (or, as the case may be and as required by applicable law, the US Sub-Agent or the Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any of the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender, the US Sub-Agent and the Agent for and hold harmless against the full amount of Taxes or Other Taxes (as well as, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender, the US Sub-Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender, the US Sub-Agent or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under any of the Notes by or on behalf of any Borrower through an account or branch outside the United States, the United Kingdom, the Republic of France and the Kingdom of The Netherlands or by or on behalf of any Borrower by a payor that is not a United States person or a corporation organized under the laws of the United Kingdom, the Republic of France or the Kingdom of The Netherlands, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel reasonably acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide such Borrower and the Agent with any form or certificate that is required by any taxing authority including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying (if it is the case) that such Lender is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement or the Notes (or, in the case of a Lender that initially becomes a party to this Agreement pursuant to an assignment under Section 9.07, exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes on payments made pursuant to this Agreement or the Notes that is no greater than the rate to which the assigning Lender was subject (assuming such assigning Lender provided such forms or certificates as may be required by this subsection (e))); provided, however, that such Lender shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Office of such Lender set forth on Schedule I hereto, in the case of each Initial Lender, or to the jurisdiction of organization and Applicable Lending Office of such Lender set forth in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, or such other branch or office of any Lender designated by such Lender from time to time. If any form or document referred to in this subsection (e) requires the disclosure of information not substantially similar to the information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or United Kingdom Inland Revenue Form FD13, and which a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  "Home Jurisdiction Withholding Taxes" means (a) in the case of the Company and US Holdings, withholding taxes imposed by the United States, (b) in the case of UK Holdings, withholding taxes imposed by the United Kingdom, (c) in the case of Beverages France and France Holdings, withholding taxes imposed by the Republic of France and (d) in the case of Netherlands Holdings and Beverages Netherlands, withholding taxes imposed by the Kingdom of The Netherlands.

                  (f) For any period with respect to which a Lender has failed, within 30 days of such Lender's receipt of written advice to such effect from any Borrower, to provide such Borrower with the appropriate form or certificate described in Section 2.13(e) (other than if such failure is due to a change in law (including, without limitation, any change in regulation or change in the interpretation of any statute or regulation or other rule of law) occurring subsequent to the date on which a form originally was required to be provided, such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States, the United Kingdom, the Republic of France and the Kingdom of The Netherlands by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or certificate required hereunder, each Borrower shall take such steps as such Lender shall reasonably request, and at such Lender's expense, to assist such Lender to recover such Taxes.

                  (g) Each Lender shall promptly upon the request of the Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities or to the Agent), of the kind prescribed in regulations promulgated under Section 118H of the U.K. Income and Corporation Taxes Act of 1988 (and any statements published by the Inland Revenue relating thereto and having general application) and consistent with such Lender's legal and regulatory restrictions, reasonably requested by the Agent, and the Agent shall upon reasonable request from any Borrower make such request of each Lender and shall itself (consistent with the Agent's legal and regulatory restrictions), to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom under Section 118H of the U.K. Income and Corporation Taxes Act of 1988 in relation to any amounts payable under this Agreement or any of the Notes.

                  (h) Any Lender or the Agent (as the case may be) claiming any additional amounts payable pursuant to this Section 2.13 will notify the Agent and the applicable Borrower of such claim within the time limitation set forth in Section 9.04(d) and agrees to use reasonable efforts (consistent with such Lender's or the Agent's (as the case may be) internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or the office of the Agent (as the case may be) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender or in the reasonable judgment of the Agent (as the case may be), be otherwise disadvantageous to such Lender or the Agent (as the case may be). Each Borrower shall promptly upon request by any Lender or the Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender or the Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

                  SECTION 2.14. Regulation D Compensation. Each Lender that is subject to reserve requirements of the Board of Governors of the Federal Reserve System (or any successor) may require the applicable Borrower to pay, contemporaneously with each payment of interest on the Eurocurrency Rate Loans and LIBO Rate Loans, as the case may be, additional interest on the related Eurocurrency Rate Loans and LIBO Rate Loans, as the case may be, of such Lender at the rate per annum equal to the excess of
(i) (A) the applicable Eurocurrency Rate or LIBO Rate, as the case may be, divided by (B) one minus the Eurocurrency Rate Reserve Percentage over (ii) the rate specified in clause (i) (A). Any Lender wishing to require payment of such additional interest (x) shall so notify the Agent and the applicable Borrower, in which case such additional interest on the Eurocurrency Rate Loans and LIBO Rate Loans, as the case may be, of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (y) shall notify the Agent and the applicable Borrower at least five Business Days prior to each date on which interest is payable on the amount then due it under this Section.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Loans shall be available (and each Borrower agrees that it shall use such proceeds) solely for working capital and for other general corporate purposes of such Borrower and its Subsidiaries, including, without limitation, backstop of commercial paper and acquisition financing.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date on or before November 15, 1996 (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) The Company shall have notified the Agent as to the proposed Effective Date.

                  (b) The Company shall have paid all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent).

                  (c) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate of the Company on behalf of itself and each other Borrower, signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                      (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                  (d) The Company shall have terminated the commitments of the banks parties to the $1,000,000,000 Credit Agreement dated as of December 7, 1994 with the Company, and shall have paid in full all Debt outstanding under such Credit Agreement.

                  (e) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Syndicated Notes) in sufficient copies for each Lender:

                           (i) The Syndicated Notes of each Initial Borrower to the order of the Lenders, respectively.

                           (ii) Certified copies of the resolutions of the Board of Directors of each Initial Borrower approving this Agreement and the Notes of such Initial Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                           (iii) A certificate of the Secretary or an Assistant
                  Secretary of each Initial Borrower certifying the names and true signatures of the officers of such Initial Borrower authorized to sign this Agreement and the Notes of such Initial Borrower and the other documents to be delivered hereunder.

                           (iv)  Copies of the most recently available
                  Consolidated financial statements of the Company and its Consolidated Subsidiaries and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholder's equity and Consolidated statements of cash flows, duly certified by the chief financial officer of the Company.

                           (v) A favorable opinion of Miller & Martin, counsel of the Borrowers, substantially in the form of Exhibit F hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (vi) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                           (vii) Evidence of the Process Agent's acceptance of
                  its appointment pursuant to Section 9.14(a) as the agent of the Initial Borrowers.

                      (viii) Such other approvals, opinions or documents as
                  any Lender, through the Agent, may reasonably request.

                  SECTION 3.02. Initial Loan to Each Designated Subsidiary. The obligation of each Lender to make an initial Loan to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the Agent's receipt on or before the date of such initial Loan of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Syndicated Notes) in sufficient copies for each Lender:

                  (a) The Syndicated Notes of such Borrower to the order of the Lenders, respectively.

                  (b) Certified copies of the resolutions of the Board of Directors of such Borrower (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                  (c) A certificate of the Secretary or an Assistant Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.

                  (d) A certificate signed by a duly authorized officer of the Company, dated as of the date of such initial Loan, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes and to perform its obligations thereunder.

                  (e) The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

                  (f) Evidence of the Process Agent's acceptance of its appointment pursuant to Section 9.14(a) as the agent of such Borrower, substantially in the form of Exhibit E hereto.

                  (g) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Loan, covering, to the extent customary and appropriate for the relevant jurisdiction, the opinions outlined on Exhibit G hereto.

                  (h) Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Syndicated Borrowing. The obligation of each Lender to make a Syndicated Loan on the occasion of each Syndicated Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Syndicated Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Syndicated Borrowing and the acceptance by the Borrower requesting such Syndicated Borrowing of the proceeds of such Syndicated Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in Section
         4.01 (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (ii) thereof)) thereof are correct in all material respects on and as of the date of such Syndicated Borrowing, before and after giving effect to such Syndicated Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Syndicated Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Syndicated Borrowing, before and after giving effect to such Syndicated Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Syndicated Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Loan on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Loan as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause
         (ii) thereof)) are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

                  (c) no event has occurred and no circumstance exists as a result of which the information concerning such Borrower that has been provided to the Agent and each Lender by such Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

                  SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The

Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement. Each Borrower is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole.

                  (b) The execution, delivery and performance by each Borrower of this Agreement and the Notes of such Borrower are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws (or equivalent constitutive documents) or (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Company, any other contract the breach of which would limit the ability of any Borrower to perform its obligations under this Agreement or the Notes, binding on or affecting any Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement or the Notes.

                  (d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of each Borrower party thereto enforceable against such Borrower in accordance with their respective terms.

                  (e) The Consolidated financial statements of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholders' equity and Consolidated statements of cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's 1995 Form 10-K, and the Consolidated financial statements of the Company and its Consolidated Subsidiaries as of June 28, 1996 and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholders' equity and Consolidated statements of cash flows for the six months then ended, duly certified by the chief financial officer of the Company, a copy of which has been delivered to each of the Lenders, fairly present, subject, in the case of said financial statements as at June 28, 1996, to year-end audit adjustments, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries at such dates and their consolidated results of operations for the periods ended on such dates. Since December 31, 1995, there has been no material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (f) There is no pending or, to the best of each Borrower's knowledge, threatened action or proceeding involving any Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which is likely to materially adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any Note.

                  (g) No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than immaterial quantities of equity securities held in the investment portfolio of a Person whose stock is acquired with the proceeds of such Loan.

                  (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (i) No Default described in Sections 6.01(g), 6.01(h) or 6.01(i) has occurred and is continuing, or is reasonably expected to occur within sixty days.

                  (j) A copy of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) of the Company or any ERISA Affiliate with respect to each Plan has been filed with the Internal Revenue Service, and each such

         Schedule B fairly presents the funding status and financial condition of such Plan in all material respects, and since the date of such Schedule B there has been no material adverse change in such funding status or financial condition.

                  (k) No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                  SECTION 5.01. Affirmative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, ERISA and the rules and regulations thereunder and all applicable environmental laws), noncompliance with which would materially adversely affect the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

                  (b) Reporting Requirements. Furnish to the Agent on behalf of the Lenders:

                      (i) as soon as available and in any event not later
                  than 55 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending September 27, 1996, Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter, and related Consolidated statements of income of the Company and its Consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and Consolidated statements of cash flows of the Company and its Consolidated Subsidiaries for such quarter and for such period, in each case signed by the chief financial officer of the Company, together with (A) the representation and warranty of the Company to the effect that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Majority Lenders of the computations used by the Company in determining compliance with the covenants contained in Sections 5.02(a) and 5.02(b);

                           (ii) as soon as available and in any event not later than 110 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Consolidated Subsidiaries, containing the Consolidated financial statements for such fiscal year with a report thereon by Ernst & Young or other independent public accountants acceptable to the Majority Lenders stating that such Consolidated financial statements fairly present the Consolidated financial position of the Company and its Consolidated Subsidiaries as at the date indicated and the Consolidated results of their operations and cash flows for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis (except for changes required by the accounting profession or changes concurred in by the Company's independent public accountants) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, together with (A) the representation and warranty of the Company to the effect that no Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Majority Lenders of the computations used by the Company in determining compliance with the covenants contained in Sections 5.02(a) and 5.02(b);

                           (iii) as soon as possible and in any event within
                  five days after the chief financial officer of the Company has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of such chief financial officer setting forth details of such Default and the action which the Company has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof, copies of all reports which the Company sends to its security holders (other than reports furnished only to The Coca Cola Company), and copies of all reports and registration statements which become effective which the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (v) as soon as possible and in any event (A) within 60 Business Days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within 30 Business Days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                           (vi) promptly and in any event within six Business
                  Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (vii) promptly and in any event within thirty
                  Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title V of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (A), (B) or
                  (C) above;

                           (viii) promptly after the preparation thereof, if
                  any, annual financial statements of each of the Borrowers other than the Company; and

                           (ix) such other information respecting the condition
                  or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                  (c) Maintenance of Properties, Etc. Cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.01(c) shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is not materially adverse to the Lenders and, in the judgment of the Company, is desirable in the conduct of its business or the business of any Subsidiary.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives, to the extent consistent with prudent business practices.

                  (e) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a lien or encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any lien or encumbrance resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (f) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence; provided, however, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under
         Section 5.02(c).

                  (g) Rating Agencies. Maintain ratings of its commercial paper by not fewer than three Rating Agencies.

                  SECTION 5.02. Negative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Lenders:

                  (a) Liens, Etc. Create, incur, issue, assume or guarantee, or permit any Restricted Subsidiary to create, incur, issue, assume or guarantee, any Secured Debt. The term "Secured Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any Mortgage. The term "Mortgage" or "Mortgages" means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired). "Restricted Subsidiary" means any Subsidiary which owns or is the lessee of any Principal Property. "Principal Property" means each bottling plant or facility; except any such bottling plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries. The foregoing restrictions shall not apply to:

                           (1) Mortgages on property, shares of stock or
                  indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                           (2) Mortgages on property or shares of stock existing
                  at the time of acquisition of such property or stock by the Company or a Restricted Subsidiary or existing as of June 28, 1996;

                           (3) Mortgages to secure the payment of all or any
                  part of the price of acquisition, construction or improvement of such property or stock by the Company or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, or within 90 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

                           (4) Mortgages securing Secured Debt of a Restricted
                  Subsidiary owing to Company or to another Restricted
                  Subsidiary;

                           (5) Mortgages on property of a corporation existing
                  at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

                           (6) Mortgages on property of the Company or a
                  Restricted Subsidiary in favor of the United States of

                  America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                           (7) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses
                  (1) through (6), inclusive, provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).

         Notwithstanding the foregoing provisions of this Section 5.02(a), the Company and any one or more Restricted Subsidiaries may create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (1) through (7) above), does not at the time exceed 15% of the shareholders' equity of the Company and its Consolidated Subsidiaries as shown on the financial statements of the Company as of the end of the fiscal year preceding the date of determination.

                  (b) Leverage Ratio. Permit Consolidated Debt less Cash to be at any time more than 75% of Total Capital, where "Cash" means cash and cash equivalents and interest bearing assets with maturities of one year or less; and "Total Capital" means the sum of Shareholders' Equity, Deferred Income Taxes and Consolidated Debt less Cash. All such terms shall be as they appear on the Company's published Consolidated financial statements and calculated under the generally accepted accounting principles and practices applied by the Company on the date hereof in the preparation of its Consolidated financial statements.

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company and (ii) any Subsidiary of the Company may merge into or dispose of assets to the Company or any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Default would exist, and, in the case of any such merger to which the Company is a party the Company is the surviving corporation.

                  (d) Affiliate Transactions. Engage in, or permit any of its Subsidiaries to engage in any transaction (other than transactions between the Company and any Subsidiary or between Subsidiaries of the Company) involving payments, or property having a fair market value, in excess of $30,000,000 with The Coca Cola Company or any Person controlling, controlled by, or under common control with the Company, on terms less favorable to it or such Subsidiary than would be available in an arms' length transaction with an unrelated Person.

                  (e) Compliance with ERISA. Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability of the Company or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist an event or condition which reasonably presents a material risk of a termination by the PBGC of any Plan with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) any Borrower shall fail to pay any principal of any Note when the same becomes due and payable, or shall fail to pay any interest on any Note or any fees or other amounts payable hereunder for a period of five days after the same becomes due and payable; or

                  (b) any representation or warranty made or deemed (under
         Section 3.03 or 3.04) to have been made by any Borrower (or any of its officers) in connection with this Agreement, or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower hereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made; or

                  (c) the Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b)(iii), (v), (vi) or
         (vii) or 5.02 provided that any such failure with respect to Section 5.01(b)(vii) shall be an Event of Default under this clause (i) only if the amount of liability incurred or expected to be incurred by the Company or any ERISA Affiliate exceeds $25,000,000, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

                  (d) there shall be a default under any bond, debenture, note or other evidence of indebtedness for borrowed money or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Company or any Subsidiary or under any guarantee of payment by the Company or any Subsidiary of indebtedness for borrowed money, whether such indebtedness or guarantee now exists or shall hereafter be incurred or created (but excluding Indebtedness evidenced by the Notes), and (i) with respect to a payment default, as a result of such payment default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, become due prior to its stated maturity or the effect of such payment default is to permit such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, to become due prior to its stated maturity, or (ii) with respect to any default other than a payment default, as a result of such default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee of payment or such other evidence of indebtedness, becomes due prior to its stated maturity and such default continues for a period of four Business Days after the date upon which such indebtedness has become due prior to its stated maturity (and, with respect to any guarantee, such default continues for a period of four Business Days after the Company has received written demand for payment under any such guarantee); provided, however, that no default under this Section 6.01(d) shall exist if all such defaults do not relate to such indebtedness or guarantees with an aggregate principal amount in excess of $50,000,000; or

                  (e) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of creditors; (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any Subsidiary in an involuntary case, (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 45 days; (vi) is the subject of an involuntary case which is not dismissed within 45 days after the filing thereof; (vii) fails to pay its debts generally as they become due or admits in writing its inability to pay its debts generally as they become due; or (viii) takes any corporate action to authorize the Company's taking of any of the actions set forth in clauses (i), (ii), (iii) or (iv) above. "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law; or

                  (f) any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not denied the claim made for payment of, the amount of such judgment or order; or

                  (g) any Termination Event with respect to a Plan shall have occurred and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Multiple Employer Plan with respect to which a Termination Event shall have occurred and then exist, the liability of the Company or any ERISA Affiliate related to such Termination Event) is equal to or greater than $30,000,000; or

                  (h) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Uncontested Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Uncontested Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000 or requires payments exceeding $5,000,000 per annum; or

                  (i) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the immediately preceding plan years of the respective plans by an amount exceeding $5,000,000; or

                  (j) any provision of Article VII hereof shall for any reason cease to be valid and binding on or enforceable against the Company or the chief financial officer of the Company shall so state in writing by reference to this Section;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the obligation of each and every Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare all Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.


                                   ARTICLE VII

                                    GUARANTEE

                  SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans to the Designated Subsidiaries and to induce the Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each of the other Borrowers now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"). Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Borrower to the Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any such other Borrower.

                  SECTION 7.02. Guarantee Absolute. The Company guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Agent with respect thereto. The obligations of the Company under this
Article VII are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this guarantee shall be irrevocable absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement (including, without limitation, any Commitment extension pursuant to Section 9.09);

                  (c) any taking, exchange, release or non-perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any other Borrower; or

                  (e) any other circumstance, (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law) which might otherwise constitute a defense available to, or a discharge of, the Company, any other Borrower or a guarantor.

This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers. (a) The Company hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any other Borrower or against any other guarantor of all or any portion of the Loans, and all other notices and demands whatsoever.

                  (b) The Company hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

                  (c) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article VII are knowingly made in contemplation of such benefits.

                  (d) The Company agrees that payments made by it pursuant to this Article VII will be subject to the provisions of Section 2.13 and Section
9.13 as if such payments were made by the Company in its capacity as a Borrower.

                  SECTION 7.04. Subrogation. The Company will not exercise any rights that it may now or hereafter acquire against any other Borrower, any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Lender against another Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from another Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash or immediately available funds of the Obligations and all other amounts payable under this guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the other Lenders and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any other Lender of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the other Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment by the Company. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation on such benefits.

                  SECTION 7.05. Survival. This guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this guaranty, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 9.07) and the Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Agent hereunder is required to be restored by such Lender or the Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Loan to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.


                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  (b) Each Lender hereby also appoints and authorizes Citibank to act as the US Sub-Agent hereunder and to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the US SubAgent under Section 2.02 or as are otherwise from time to time delegated thereto by the Agent, together with such powers and discretions as are reasonably incidental thereto. In such capacity, the US Sub-Agent shall be entitled to the benefits of all of the provisions of this Article VIII (including, without limitation, Section 8.05) as if such provisions were set forth in full herein with respect thereto.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citibank International and Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, Citibank International shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank International in its individual capacity. Citibank International and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank International were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by a Borrower), ratably according to the respective principal amounts of the Syndicated Notes then held by each of them (or if no Syndicated Notes are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this

Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent which, so long as no Default shall have occurred and be continuing, shall be subject to the Company's approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 8.07. Co-Agents. Bank of America NT&SA, Deutsche Bank AG, New York Branch, NationsBank, N.A. and Union Bank of Switzerland have been designated as Co-Agents under this Agreement, but the use of such title does not impose on any of them any duties or obligations greater than those of any other Lender.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Syndicated Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in
Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) release the Company from any of its obligations under Article VII, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (g) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telex, facsimile or similar communication) and mailed (return receipt requested) or delivered, if to any Initial Borrower or to any Designated Subsidiary, at the Company's address at 2500 Windy Ridge Parkway, Floor 11, Atlanta, Georgia 30339,
Attention: Treasury Services; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Agent, at its address at 3rd Floor Riverdale House, 68 Molesworth Street, Lewisham, England SE13 7EU,
Attention: Loans Agency Department; and if to the US Sub-Agent, at its address at One Court Square, 7th Floor, Zone 1, Long Island City, New York 11120,
Attention: Mr. Matthew Carter, Bank Loan Syndication Department; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective (i) if given by telex, when such telex is transmitted to the applicable telex number and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the applicable facsimile number and telephonic confirmation is received, (iii) if given by mail, five Business Days after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iv) if given by any other means, when delivered at the appropriate address, except that notices and communications to the Agent or the US Sub-Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Any notice, request or other communication given by facsimile shall also be given by personal delivery or by mail, but such notice, request or other communication given by facsimile shall be effective as set forth in clause (ii) above. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Borrowing may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Initial Borrower (other than the Company) and each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that
(A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Initial Borrower or any such Designated Subsidiary, as the case may be, to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Company shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation, execution and delivery of this Agreement, review or preparation of any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the US Sub-Agent and the Lenders, including fees and disbursements of counsel (or the reasonable allocable costs and disbursements of any Lender's in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

                  (b) The Company agrees to indemnify and hold harmless the Agent, the US Sub-Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower also agrees not to assert any claim against the Agent, the US Sub-Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) If any Borrower makes any payment of principal with respect to any Eurocurrency Rate Loan or LIBO Rate Loan (pursuant to Section 2.03(d), 2.05(b), 2.09 (a) or (b), 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Rate Loans or LIBO Rate Loans after notice has been given to the Agent in accordance with Section 2.02 or 2.03, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided further that in cases where a Lender has granted a participation in a Loan, the aggregate amount of losses and expenses demanded by such Lender shall not exceed the aggregate amount of losses and expenses that such Lender would have incurred had it not granted such participation.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination in whole of the Commitments hereunder; provided, however, that the obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall terminate upon the third anniversary of the later of such payment and termination of the

Commitments except to the extent of any claims that have not been fully satisfied in accordance with the terms of such Sections; and provided, further, that each Lender and the Agent (as the case may be) agrees to make written demand upon the applicable Borrower no later than six months after such Lender or the Agent (as the case may be) receives actual knowledge of the event giving rise to a claim under Sections 2.10, 2.13 and 9.04 and its effect upon this Agreement and if such Lender or the Agent fails to give such notice within such time limitation, such Borrower shall have no obligation to pay any amount thereunder arising prior to the 180th day preceding such demand.

                  SECTION 9.05. Right of Set-off; Sharing of Payments. (a) Upon
(i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section
6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note of such Borrower held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the relevant Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender (a "non-pro rata payment"), the Lender receiving such non-pro rata payment shall promptly purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such non-pro rata payments shall be shared by the Lenders (i) pro rata in accordance with the principal amounts of their Notes (other than Competitive Bid Notes) to the extent that such non-pro rata payment does not exceed the aggregate amount of principal and interest due with respect to such Notes and (ii) pro rata in accordance with the principal amount of their Competitive Bid

Notes, to the extent that such non-pro rata payment exceeds the amount referred to in clause (i); provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than its indebtedness under the Notes. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation. Each Lender receiving any non-pro rata payment shall notify the Agent, the Company and the other Lenders of such payment within five Business Days after receipt.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Initial Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent, the US Sub-Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may assign, with the consent, not to be unreasonably withheld, of the Agent and the Company, to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Syndicated Loans owing to it and the Syndicated Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Loans, Competitive Bid Loans owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $20,000,000 or an integral multiple of $1,000,000 in excess thereof or (y) an amount equal to the product of $20,000,000 and a fraction the numerator of which is such Lender's Commitment and the denominator of which is the sum of such Lender's Commitment and the "Commitment" of such Lender under the $1,000,000,000 364-Day Credit Agreement dated as of November 4, 1996 (the "364-Day Credit Agreement") among the Company, the lenders and co-agents parties thereto and Citibank, as agent, provided that contemporaneously with such assignment, such Lender shall assign to such assignee an amount of such Lender's "Commitment" under the 364-Day Credit Agreement equal to the excess of $20,000,000 over the amount described in this clause (y), (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Syndicated Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the US Sub-Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the US Sub-Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent and the US Sub-Agent, respectively, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Syndicated Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company and each other Borrower. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Syndicated Note made by such Borrower a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Syndicated Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Syndicated Note or Notes from each Borrower shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Syndicated Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (d) The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Company, each other Borrower, the Agent, the US Sub-Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any other Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company and the other Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company and each other Borrower, the Agent, the US Sub-Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Any Lender may, in connection with an assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to an existing or proposed assignee or participant any information relating to the Company or any Borrower furnished to such Lender by or on behalf of the Company or such Borrower; provided, however, that, prior to any such disclosure, the existing or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Company or any Borrower received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may, without consent of the Company or the Agent, (i) at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and
(ii) assign, with notice to the Company and the Agent, all or part of its rights or obligations under this Agreement to any of its Affiliates or any other Lender.

                  SECTION 9.08. Designated Subsidiaries. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

                  SECTION 9.09. Commitment Extension. The Company shall have the right to make requests for one-year extensions of the Termination Date; any such request shall be received by the Agent at least 30 days (but not more than 60 days) prior to any anniversary of the Effective Date. Each such request shall be irrevocable and binding upon the Borrowers. The Agent shall promptly notify each Lender of any such request. If a Lender agrees, in its individual and sole discretion, to so extend its Commitment (an "Extending Lender"), it will notify the Agent, in writing, of its decision to do so within 30 days after receipt of such notice from the Agent but in any event, no later than 15 days prior to the next anniversary of the Effective Date. The Commitment of any Lender that fails to accept the Company's request for extension of the Termination Date (a "Declining Lender") shall be terminated on the Termination Date originally in effect (without regard to extension by other Lenders). The Company shall have the right to first, accept from the Extending Lenders increases in their respective Commitments by an aggregate amount up to the amount of all Declining Lenders' Commitments and second, to identify Eligible Assignees that agree to accept assignments of Commitments ("Replacement Lenders") in an amount equal to the amount of all Declining Lenders' Commitments not otherwise assumed by Extending Lenders, in each case by requiring each Declining Lender to assign in full its rights and obligations under this Agreement to one or more Extending Lenders or Replacement Lenders, provided that (i) such assignment is otherwise in compliance with Section 9.07, (ii) such Declining Lender receives payment in full of the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement and
(iii) any such assignment shall be effective on the date specified by the Company and agreed to by the applicable Extending Lenders or Replacement Lenders and the Agent. If, but only if, Extending Lenders and/or Replacement Lenders provide Commitments in an aggregate amount equal to 100% of the aggregate amount of the Commitments outstanding immediately prior to the Termination Date in effect at the time the Company requests such extension, the Termination Date shall be extended by one year.

                  SECTION 9.10. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (a) to the Agent's, the US Sub-Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors, and then only for use in connection with the transaction contemplated by this Agreement and on a "need to know" basis, and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  SECTION 9.11. Governing Law. This Agreement, each Designation Letter and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.13. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in a Primary Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Primary Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of any Borrower in respect of any sum due from it to any Lender or the Agent hereunder or under a Note held by such Lender shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than such sum due to such Lender or the Agent (as the case may be) in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the Dollars so purchased exceed such sum due to any Lender or the Agent (as the case may be) in Dollars, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

                  SECTION 9.14. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Initial Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        COCA-COLA ENTERPRISES INC.


                                             S/ VICKI G. ROMAN
                                        By: ----------------------------
                                           Name:  Vicki G. Roman

                                           Title: Vice President and
                                                     Treasurer


                                        BOTTLING HOLDINGS (GREAT BRITAIN) LTD.

                                              S/ VICKI G. ROMAN
                                        By:  ----------------------------
                                            Name:  Vicki G. Roman
                                            Title: Vice President and
                                                     Treasurer

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      CITIBANK INTERNATIONAL PLC,
                                         as Agent

                                              S/ STEWART J. HOLMES
                                      By: -------------------------------
                                         Name:  Stewart J. Holmes
                                         Title: Vice President



   COMMITMENT:                        THE LENDERS:


   $ 150,000,000.00                   CITIBANK, N.A.

                                             S/ STEVEN R. VICTORIN
                                      By:--------------------------------
                                         Name:  Steven R. Victorin
                                         Title:  Attorney-in-Fact


   $ 90,000,000.00                    ABN AMRO BANK N.V., ATLANTA AGENCY

                                             S/ STEVEN HIPSMAN
                                      By: --------------------------------
                                         Name:  Steven Hipsman
                                         Title: Vice President

                                              S/ LARRY KELLY
                                      By:  ------------------------------
                                         Name:  Larry Kelly
                                         Title: Group Vice President


   $ 127,500,000.00                   BANK OF AMERICA NT&SA

                                              S/ MICHELLE KACERGIS
                                      By:  -------------------------------
                                         Name:  Michelle Kacergis
                                         Title: Vice President


   $ 30,000,000.00                    BANK BRUSSELS LAMBERT,
                                      NEW YORK BRANCH

                                             S/ JOHN KIPPAX
                                      By: --------------------------------
                                         Name:  John Kippax
                                         Title: Vice President

                                             S/ DOMINICK H. J. VANGAEVER
                                      By: --------------------------------
                                         Name:  Dominick H. J. Vangaever
                                         Title:  Senior Vice President,
                                                    Credit


   $ 90,000,000.00                    CIBC INC.


                                             S/ WILLIAM C. HUMPHRIES
                                      By: --------------------------------
                                         Name:  William C. Humpries
                                         Title: Director


   $ 90,000,000.00                    COMMERZBANK AG


                                             S/ A. BREMER
                                      By: --------------------------------
                                         Name:  A. Bremer
                                         Title: Senior Vice President

                                             S/ D. SUTTLES
                                      By: --------------------------------
                                         Name:  D. Suttles
                                         Title: Vice President


   $ 30,000,000.00                    THE DAI-ICHI KANGYO BANK, LTD.,
                                      ATLANTA AGENCY

                                             S/ TOSHIAKI KURIHARA
                                      By: -------------------------------
                                         Name:  Toshiaki Kurihara
                                         Title: Joint General Manager


   $ 127,500,000.00                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCH

                                            S/ STEPHAN A. WIDEMANN
                                      By:--------------------------------
                                            Name:  Stephan A. Widemann
                                         Title: Vice President

                                            S/ ALKA JAIN GOYAL
                                      By:--------------------------------
                                         Name:  Alka Jain Goyal
                                         Title: Assistant Vice President

   $ 60,000,000.00                    THE FIRST NATIONAL BANK OF CHICAGO

                                            S/ ROBERT H. WOLOHAN
                                      By:--------------------------------
                                         Name:  Robert H. Wolohan
                                         Title: Corporate Banking Officer


   $ 30,000,000.00                    KREDIETBANK N.V.,
                                      GRAND CAYMAN BRANCH


                                            S/ ROBERT SNAUFFER
                                      By:--------------------------------
                                         Name:  Robert Snauffer
                                         Title: Vice President

                                            S/  TOD R. ANGUS
                                      By:--------------------------------
                                         Name:   Tod R. Angus
                                         Title:  Vice President


   $ 30,000,000.00                    MIDLAND BANK PLC


                                            S/ C. J. HORO
                                      By:--------------------------------
                                         Name:  C. J. Horo
                                         Title:  Head of Consumer,


   $ 127,500,000.00                   NATIONSBANK, N.A.

                                            S/ THOMAS F. O'NEILL
                                      By:--------------------------------
                                         Name:  Thomas F. O'Neill
                                         Title:  Senior Vice President


   $ 30,000,000.00                    THE NORTHERN TRUST COMPANY

                                             S/ JOHN J. CONWAY
                                      By:--------------------------------
                                         Name:  John J. Conway
                                         Title: Vice President

   $ 60,000,000.00                    SOCIETE GENERALE


                                            S/ RALPH SAHEB
                                      By:--------------------------------
                                         Name:  Ralph Saheb
                                         Title: Vice President, Manager


   $ 90,000,000.00                    SUNTRUST BANK, ATLANTA

                                            S/ WILLEM-JAN O. HATTINK
                                      By:--------------------------------
                                         Name:  Willem-Jan O. Hattink
                                         Title: Group Vice President

                                            S/ KEVIN S. MCDONALD
                                      By:--------------------------------
                                            Name:  Kevin S. McDonald
                                            Title:


   $ 30,000,000.00                    SWISS BANK CORPORATION, NEW YORK
                                        BRANCH


                                            S/ THOMAS EGGENSCHWILER
                                      By:--------------------------------
                                         Name:  Thomas Eggenschwiler
                                         Title: Executive Director,
                                                   Credit Risk Management


                                            S/ KAREN MAYROSE
                                      By:--------------------------------
                                            Name:  Karen Mayrose
                                            Title: Associate Director,
                                                   Banking Finance Support, N.A.


   $ 90,000,000.00                    TEXAS COMMERCE BANK, NATIONAL
                                        ASSOCIATION


                                            S/ MIKE COSTELLO
                                      By:--------------------------------
                                         Name:  Mike Costello
                                         Title: Vice President

   $ 127,500,000.00                   UNION BANK OF SWITZERLAND, NEW YORK BRANCH


                                            S/ ROBERT W. CASEY, JR.
                                      By:--------------------------------
                                         Name:  Robert W. Casey, Jr.
                                         Title: Managing Director

                                            S/ DIETER HOEPPLI
                                      By:--------------------------------
                                         Name:  Dieter Hoeppli
                                         Title: Assistant Vice President


   $ 90,000,000.00                    WACHOVIA BANK OF GEORGIA, N.A.


                                            S/ BRADLEY S. MARCUS
                                      By:--------------------------------
                                         Name:  Bradley S. Marcus
                                         Title: Senior Vice President



   $ 1,500,000,000.00   Total of the Commitments

                                    SCHEDULES

   Schedule I - List of Applicable Lending Offices


   EXHIBITS

   Exhibit A-1 -Form of Syndicated Note

   Exhibit A-2 -Form of Competitive Bid Note

   Exhibit B-1 -Form of Notice of Syndicated Borrowing

   Exhibit B-2 -Form of Notice of Competitive Bid Borrowing

   Exhibit C   -Form of Assignment and Acceptance

   Exhibit D   -Form of Designation Letter

   Exhibit E   -Form of Acceptance by Process Agent

   Exhibit F   -Form of Opinion of Miller & Martin, Counsel for the
                Company

   Exhibit G   -Form of Opinion of Counsel to a Designated Subsidiary

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES



                                                                         Eurocurrency                   Primary Currency
Name of Initial Lender          Domestic Lending Office                  Lending Office                 Lending Office
----------------------          -----------------------                  --------------                 --------------
CITIBANK INTERNATIONAL PLC      One Court Square, 7th Floor              Riverdale House                One Court Square, 7th Floor
                                Long Island City, NY  11120              68 Molesworth Street           Long Island City, NY 11120
                                Attn:  Matthew Carter                    3rd Floor                      Attn:  Matthew Carter
                                Phone:  (718) 248-4478                   Lewisham  SE13 7EU             Phone:  (718) 248-4478
                                Fax:  (718) 248-4845                     ENGLAND                        Fax:  (718) 248-4845
                                                                         Attn:  Cliff Posner
                                                                         Phone:  (171) 500-4247
                                                                         Fax:  (171) 500-4482

ABN AMRO BANK N.V.,             One Ravinia Drive                        One Ravinia Drive              One Ravinia Drive
ATLANTA AGENCY                  Suite 1200                               Suite 1200                     Suite 1200
                                Atlanta, GA  30346                       Atlanta, GA  30346             Atlanta, GA  30346
                                Attn:  Patrick Thom                      Attn:  Patrick Thom            Attn:  Patrick Thom
                                Phone:  (770) 399-7381                   Phone:  (770) 399-7381         Phone:(770) 399-7381
                                Fax:  (770) 399-7397                     Fax:  (770) 399-7397           Fax:  (770) 399-7397

BANK BRUSSELS LAMBERT,          630 Fifth Avenue                         630 Fifth Avenue               630 Fifth Avenue
NEW YORK BRANCH                 6th Floor                                6th Floor                      6th Floor
                                New York, NY  10111                      New York, NY  10111            New York, NY  10111
                                Attn:  John Kippax                       Attn:  John Kippax             Attn:  John Kippax
                                Phone:  (212) 632-5316                   Phone:  (212) 632-5316         Phone:  (212) 632-5316
                                Fax:  (212) 333-5786                     Fax:  (212) 333-5786           Fax:  (212) 333-5786

BANK OF AMERICA NT&SA           1850 Gateway Blvd.                       1850 Gateway Blvd.             1850 Gateway Blvd.
                                Concord, CA  94520                       Concord, CA  94520             Concord, CA  94520
                                Attn:  Daryl Hurst                       Attn:  Daryl Hurst             Attn:  Daryl Hurst
                                Phone:  (510) 675-7777                   Phone:  (510) 675-7777         Phone:  (510) 675-7777
                                Fax:  (510) 675-7531                     Fax:  (510) 675-7531           Fax:  (510) 675-7531

CIBC, INC.                      Two Paces West                           Two Paces West                 Two Paces West
                                2727 Paces Ferry Road                    2727 Paces Ferry Road          2727 Paces Ferry Road
                                Suite 1200                               Suite 1200                     Suite 1200
                                Atlanta, GA  30339                       Atlanta, GA  30339             Atlanta, GA  30339
                                Attn:  Kelli Jones                       Attn:  Kelli Jones             Attn:  Kelli Jones
                                Phone:  (770) 319-4817                   Phone:  (770) 319-4817         Phone:  (770) 319-4817
                                Fax:  (770) 319-4950                     Fax:  (770) 319-4950           Fax:  (770) 319-4950

COMMERZBANK AG,                 Promenade Two                            Promenade Two                  Promenade Two
ATLANTA AGENCY                  1230 Peachtree Street, N.E.              1230 Peachtree Street, N.E.    1230 Peachtree Street, N.E.
                                Suite 3500                               Suite 3500                     Suite 3500
                                Atlanta, GA  30309                       Atlanta, GA  30309             Atlanta, GA  30309
                                Attn:  David Suttles                     Attn:  David Suttles           Attn:  David Suttles
                                Phone:  (404) 888-6500                   Phone:  (404) 888-6500         Phone:  (404) 888-6500
                                Fax:  (404) 888-6539                     Fax:  (404) 888-6539           Fax:  (404) 888-6539

THE DAI-ICHI KANGYO             Marquis Two Tower                        Marquis Two Tower              Marquis Two Tower
BANK, LTD., ATLANTA AGENCY      Suite 2400                               Suite 2400                     Suite 2400
                                285 Peachtree Center Ave.                285 Peachtree Center Ave.      285 Peachtree Center Ave.
                                Atlanta, GA  30303                       Atlanta, GA  30303             Atlanta, GA  30303
                                Attn:  Patrick Tracy                     Attn:  Patrick Tracy           Attn:  Patrick Tracy
                                Phone:  (404) 581-0200                   Phone:  (404) 581-0200         Phone:  (404) 581-0200
                                Fax:  (404) 581-9657                     Fax:  (404) 581-9657           Fax:  (404) 581-9657

DEUTSCHE BANK A.G.,             New York Branch                          Cayman Islands Branch          New York Branch NEW
YORK AND/OR CAYMAN              31 West 52nd Street                      31 West 52nd Street            31 West 52nd Street
ISLANDS BRANCHES                New York, NY 10019                       New York, NY 10019             New York, NY 10019
                                Attn:  Stephan Wiedemann                 Attn:  Stephan Wiedemann       Attn:  Stephan Wiedemann
                                Phone:  (212) 469-8663                   Phone:  (212) 469-8663         Phone:  (212) 469-8663
                                Fax:  (212) 469-8212                     Fax:  (212) 469-8212           Fax:  (212) 469-8212

THE FIRST NATIONAL BANK         One First National Plaza                 One First National Plaza       One First National Plaza
OF CHICAGO                      Suite 0634, 1-10                         First Chicago House            Suite 0634, 1-10
                                Chicago, IL  60670                       90 Long Acre                   Chicago, IL  60670
                                Attn:  Yvette Thompkins                  London, ENGLAND                Attn:  Yvette Thompkins
                                Phone:  (312) 732-1395                   Attn:  Dot O'Flaherty          Phone:  (312) 732-1395
                                Fax:  (312) 732-4840                     Phone:  (171) 438-4150         Fax:  (312) 732-4840
                                                                         Fax:  (171) 438-4148

KREDIETBANK N.V.,               1349 West Peachtree Street               1349 West Peachtree Street     1349 West Peachtree Street
GRAND CAYMAN BRANCH             Suite 1750                               Suite 1750                     Suite 1750
                                Atlanta, GA  30309                       Atlanta, GA  30309             Atlanta, GA  30309
                                Attn:  Kojo J. Asakura                   Attn:  Kojo J. Asakura         Attn:  Kojo J. Asakura
                                Phone:  (404) 876-2556                   Phone:  (404) 876-2556         Phone:  (404) 876-2556
                                Fax:  (404) 876-3212                     Fax:  (404) 876-3212           Fax:  (404) 876-3212

MIDLAND BANK PLC                27-32 Poultry                            27-32 Poultry                  27-32 Poultry
                                London  EC2P 2BX                         London EC2P 2BX                London EC2P 2BX
                                ENGLAND                                  ENGLAND                        ENGLAND
                                Attn:  Philip Kemp                       Attn:  Philip Kemp             Attn:  Philip Kemp
                                Phone:  (171) 260-0525                   Phone:  (171) 260-0525         Phone:  (171) 260-0525
                                Fax:  (171) 260-4800                     Fax:  (171) 260-4800           Fax:  (171) 260-4800

NATIONSBANK, N.A.               Independence Center                      Independence Center            Independence Center
                                15th Floor                               15th Floor                     15th Floor
                                101 North Tryon St.,                     101 North Tryon St.,           101 North Tryon St.,
                                Charlotte, NC  28266                     Charlotte, NC  28266           Charlotte, NC  28266
                                Attn:  Leslie Henson                     Attn:  Leslie Henson           Attn:  Leslie Henson
                                Phone:  (800) 688-4576                   Phone:  (800) 688-4576         Phone:  (800) 688-4576
                                Fax:  (704) 386-8694                     Fax:  (704) 386-8694           Fax:  (704) 386-8694

THE NORTHERN TRUST              50 LaSalle Street                        50 LaSalle Street              50 LaSalle Street
COMPANY                         Chicago, IL  60675                       Chicago, IL  60675             Chicago, IL  60675
                                Attn:  Linda Honda                       Attn:  Linda Honda             Attn:  Linda Honda
                                Phone:  (312) 444-3532                   Phone:  (312) 444-3532         Phone:  (312)  444-3532
                                Fax:  (312) 630-1566                     Fax:  (312) 630-1566           Fax:  (312) 630-1566

SOCIETE GENERALE                Trammel Crow Center                      Trammel Crow Center            Trammel Crow Center
                                2001 Ross Avenue                         2001 Ross Avenue               2001 Ross Avenue
                                Suite 4800                               Suite 4800                     Suite 4800
                                Dallas, TX  75201                        Dallas, TX  75201              Dallas, TX  75201
                                Attn:  Mr. Ralph Saheb                   Attn:  Mr. Ralph Saheb         Attn:  Mr. Ralph Saheb
                                Phone:  (214) 979-2764                   Phone:  (214) 979-2764         Phone:  (214) 979-2764
                                Fax:  (214) 979-1104                     Fax:  (214) 979-1104           Fax:  (214) 979-1104
                                                  or                                       or                             or
                                         (214) 754-0171                           (214) 754-0171                 (214) 754-0171

SUNTRUST BANK, ATLANTA          25 Park Place                            25 Park Place                  25 Park Plave
                                23rd Floor                               23rd Floor                     23rd Floor
                                Atlanta, GA  30302                       Atlanta, GA  30302             Atlanta, GA  30302
                                Attn:  Kevin MacDonald                   Attn:  Kevin MacDonald         Attn:  Kevin MacDonald
                                Phone:  (404) 588-8560                   Phone:  (404) 588-8560         Phone:  (404) 588-8560
                                Fax:  (404) 588-8833                     Fax:  (404) 588-8833           Fax:  (404) 588-8833

SWISS BANK CORPORATION          222 Broadway                             222 Broadway                   222 Broadway
NEW YORK BRANCH                 New York, NY  10038                      New York, NY  10038            New York, NY  10038
                                Attn:  Lynn Brown                        Attn:  Lynn Brown              Attn:  Lynn Brown
                                Phone:  (212) 574-3112                   Phone:  (212) 574-3112         Phone:  (212) 574-3112
                                Fax:  (212) 574-3888                     Fax:  (212) 574-3888           Fax:  (212) 574-3888

TEXAS COMMERCE BANK,            707 Travis                               707 Travis                     707 Travis
NATIONAL ASSOCIATION            P.O. Box 2558                            P.O. Box 2558                  P.O. Box 2558
                                Houston, TX  77252-8059                  Houston, TX  77252-8059        Houston, TX  77252-8059
                                Attn:  Becky Rawalt                      Attn:  Becky Rawalt            Attn:  Becky Rawalt
                                Phone:  (713) 216-4973                   Phone:  (713) 216-4973         Phone:  (713) 216-4973
                                Fax:  (713) 216-6710                     Fax:  (713) 216-6710           Fax:  (713) 216-6710

UNION BANK OF SWITZERLAND       299 Park Avenue                          299 Park Avenue                299 Park Avenue
NEW YORK BRANCH                 New York, NY  10171                      New York, NY  10171            New York, NY  10171
                                Attn:  Robert Casey, Jr.                 Attn:  Robert Casey, Jr.       Attn:  Robert Casey, Jr.
                                Phone:  (212) 821-3329                   Phone:  (212) 821-3329         Phone:  (212) 821-3329
                                Fax:  (212) 821-3383                     Fax:  (212) 821-3383           Fax:  (212) 821-3383


WACHOVIA BANK OF GEORGIA,       191 Peachtree Street, N.E.               191 Peachtree Street, N.E.     191 Peachtree Street, N.E.
N.A.                            Atlanta, GA  30303-1757                  Atlanta, GA  30303-1757        Atlanta, GA  30303-1757
                                Attn:  Bradley Marcus                    Attn:  Bradley Marcus          Attn:  Bradley Marcus
                                Phone:  (404) 332-6483                   Phone:  (404) 332-6483         Phone:  (404) 332-6483
                                Fax:  (404) 332-5016                     Fax:  (404) 332-5016           Fax:  (404) 332-5016

                                                           EXHIBIT A-1 - FORM OF
                                                                      SYNDICATED
                                                                 PROMISSORY NOTE

U.S. $ ..........



                                                  Dated:  ..............., 199..


         FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a ..........
corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ..........
(the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the aggregate principal amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of November 4, 1996 among the Borrower and certain other borrowers parties thereto, the Lender and certain other lenders parties thereto, Citibank International plc, as Agent, for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Syndicated Loan from the date of such Syndicated Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest in respect of each Syndicated Loan (i) in Dollars are payable in lawful money of the United States of America to Citibank International plc, as Agent, at its account maintained at Citibank, N.A., 399 Park Avenue, New York, New York, 10043, in same day funds and (ii) in any Primary Currency are payable in such currency at the applicable Payment Office in same day funds. Each Syndicated Loan owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Syndicated Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Syndicated Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Primary Currencies, the indebtedness of the Borrower resulting from each such Syndicated Loan being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Syndicated Loans denominated in Primary Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.




                                           [NAME OF BORROWER]


                                           By..............................
                                              Name:
                                              Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

========================================================================================================
|        |           |                    |            |    Amount of  |              |                |
|        |           |    Amount of       |            |    Principal  |     Unpaid   |                |
|        |  Type of  |    Loan in         |  Interest  |      Paid     |   Principal  |   Notation     |
| Date   |  Loan     | Relevant Currency  |     Rate   |   or Prepaid  |    Balance   |   Made By      |
|-------------------------------------------------------------------------------------------------------
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
|------------------------------------------------------------------------------------------------------|
|        |           |                    |            |               |              |                |
--------------------------------------------------------------------------------------------------------

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE



                                           Dated:  ..............., 199..




                  FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a
 .......... corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
 .......... (the "Lender") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of November 4, 1996 among the Borrower and certain other borrowers parties thereto, the Lender and certain other lenders parties thereto, Citibank International plc, as Agent, for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on ..............., the principal amount of [U.S.$................]
[for a Competitive Bid Loan in a Primary Currency, list currency and amount of such Loan].

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

                  Interest Rate: [...% per annum (calculated on the basis of a year of ..... days for the actual number of days elapsed)].

                  Interest Payment Date or Dates: ..............

                  Both principal and interest are payable in lawful money of
 ................... to Citibank International plc, as Agent, for the account of the Lender at the office of ........................., at
 ......................... in same day funds.

                  This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for (a) determining the Dollar Equivalent of Competitive Bid Loans denominated in Primary Currencies and (b) acceleration of the maturity hereof upon the happening of certain stated events.
                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                           [NAME OF BORROWER]


                                           By...................................
                                             Name:
                                             Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                            SYNDICATED BORROWING

Citibank International plc, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  3rd Floor Riverdale House
  68 Molesworth Street
  Lewisham, England
  SE13 7EU

Citibank, N.A., as US Sub-Agent
  for said Lenders
  One Court Square
  7th Floor, Zone 1
  Long Island City, New York 11120                   [Date]

Attention:

Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of November 4, 1996 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers parties thereto, certain Lenders parties thereto and Citibank International plc, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Syndicated Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Syndicated Borrowing (the "Proposed Syndicated Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i)   The date of the Proposed Syndicated Borrowing is
         ................

                  (ii) The Type of Loans comprising the Proposed Syndicated Borrowing is [Base Rate Loans] [Eurocurrency Rate Loans].

                  (iii) The aggregate amount of the Proposed Syndicated
         Borrowing is [$...............] [for a Syndicated Borrowing in a
         Primary Currency, list currency and amount of Syndicated Borrowing].

                  [(iv) The initial Interest Period for each Eurocurrency Rate
         Loan made as part of the Proposed Syndicated Borrowing is .....
         month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Syndicated Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)), are correct in all material respects, before and after giving effect to the Proposed Syndicated Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Syndicated Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                        Very truly yours,

                                        [NAME OF BORROWER]


                                        By......................................
                                            Name:
                                            Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank International plc, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  3rd Floor Riverdale House
  68 Molesworth Street
  Lewisham, England SE13 7EU

Citibank, N.A., as US Sub-Agent
  for said Lenders
  One Court Square
  7th Floor, Zone 1
  Long Island City, New York 11120                   [Date]

Attention:

Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Five Year Credit Agreement, dated as of November 4, 1996 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers parties thereto, certain Lenders parties thereto and Citibank International plc, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)      Date of Competitive Bid Borrowing               ..................
         (B)      Aggregate Amount of Competitive Bid Borrowing   ..................
         (C)      [Maturity Date] [Interest Period]               ..................
         (D)      Interest Rate Basis                             ..................
         (E)      Interest Payment Date(s)                        ..................
         (F)      [Currency]                                      ..................
         (G)      Borrower's Account Location                     ..................
         (H)      ...................                             ..................

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)), are correct in all material respects, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                           Very truly yours,

                                           [NAME OF BORROWER]


                                           By...................................
                                              Name:
                                              Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


                                                     Dated:  .............


                  Reference is made to the Five Year Credit Agreement dated as of November 4, 1996 (as amended or modified from time to time, the "Credit Agreement") among Coca-Cola Enterprises Inc., a Delaware corporation (and together with any Designated Subsidiaries, as defined in the Credit Agreement, collectively, the "Borrowers"), the Lenders (as defined in the Credit Agreement) and Citibank International plc, as agent (the "Agent") for the Lenders (as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

                  ............ (the "Assignor") and ............ (the
"Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Loans and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all of the Assignor's outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Loans and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Syndicated Loans in each relevant currency owing to the Assignee will be as set forth on Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Syndicated Note held by the Assignor and requests that the Agent exchange such Syndicated Note for a new Syndicated Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and, if the assigning Lender has retained a Commitment hereunder, a new Syndicated Note payable to the order of the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit

Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section
2.13 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, provided, however, that the Assignor's rights under Sections 2.10, 2.13 and 9.04 of the Credit Agreement, and its obligations under Section 8.05 of the Credit Agreement, shall survive the assignment pursuant to this Assignment and Acceptance as to matters occurring prior to the Effective Date.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Syndicated Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Syndicated Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                                                            Dated:.............
Section 1.

     Percentage interest of Assignor's rights assigned:               .........%

     Assignee's Commitment:                                         $ .........

Section 2.

(a)  Assigned Loans

     Aggregate outstanding principal amount of Syndicated
     Loans in Dollars assigned:                                $ ..............

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful money of the Republic of France assigned:    FFR..........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the United Kingdom of Great
     Britain and Northern Ireland assigned:                         PS.........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of Canada assigned:                   $ .........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the Kingdom of Belgium assigned:    BEF.......

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the Netherlands assigned:            .........

(b)  Retained Loans

     Aggregate outstanding principal amount of Syndicated
     Loans in Dollars retained:                                     $ .........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful money of the Republic of France retained:      FFR........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the United Kingdom of Great
     Britain and Northern Ireland retained:                         PS.........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of Canada retained:                   PS.........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the Kingdom of Belgium assigned:   BEF........

     Aggregate outstanding principal amount of Syndicated
     Loans in lawful currency of the Netherlands assigned:           $.........

     Effective Date:  ...............

                                    [NAME OF ASSIGNOR], as Assignor

                                    By......................................
                                       Title:

                                    Dated:  ...............


                                    [NAME OF ASSIGNEE], as Assignee

                                    By..........................................
                                      Title:

                                    Dated:  ...............

                                    Domestic Lending Office:
                                       [Address]

                                    Eurocurrency Lending Office:
                                       [Address]


Accepted and Approved this .... day
 .........., 199.

CITIBANK INTERNATIONAL PLC, as Agent

By...................................
  Title:


Approved to this ..... day
of ........, 199.

COCA-COLA ENTERPRISES INC.

By..................................
  Name:
  Title:

                                          EXHIBIT D - FORM OF DESIGNATION LETTER


                                     [DATE]


To each of the Lenders
  parties to the Credit Agreement
  (as defined below) and to Citibank International plc as Agent for such Lenders

Ladies and Gentlemen:

                  Reference is made to the Five Year Credit Agreement dated as of November 4, 1996 among Coca-Cola Enterprises Inc. (the "Company"), certain other borrowers parties thereto, the Lenders named therein, Citibank International plc, as Agent for said Lenders (the "Credit Agreement"). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

                  Please be advised that the Company hereby designates its
undersigned Subsidiary, ............ ("Designated Subsidiary"), as a "Designated
Subsidiary" under and for all purposes of the Credit Agreement.

                  The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lenders as follows:

                  (a) The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of
         ....................... The Designated Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the Designated Subsidiary and its Subsidiaries taken as a whole.

                  (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement and its Notes are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary's charter or by-laws or (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Designated Subsidiary, any other contract binding on or affecting the Designated Subsidiary.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or its Notes.

                  (d) This Designation Letter is, and the Notes of the Designated Subsidiary when delivered hereunder will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

                  (e) There is no pending or, to the best of the Designated Subsidiary's knowledge, threatened action or proceeding involving the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) as of the date of this Designation Letter, which is likely to materially adversely affect the financial condition or operations of the Designated Subsidiary and its Subsidiaries taken as a whole or (ii) which purports to affect the legality, validity or enforceability of this Designation Letter, the Credit Agreement or any Note of the Designated Subsidiary.

                  (f) No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than immaterial quantities of equity securities held in the investment portfolio of a Person whose stock is acquired with the proceeds of such Loan.

                  (g) The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (h) The Designated Subsidiary is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                           Very truly yours,

                                           COCA-COLA ENTERPRISES INC.

                                           By .........................
                                              Name:
                                              Title:

                                           [THE DESIGNATED SUBSIDIARY]

                                           By..........................
                                              Name:
                                              Title:

                 EXHIBIT E - FORM OF ACCEPTANCE BY PROCESS AGENT



                          [Letterhead of Process Agent]



                                                                          [Date]


To each of the Lenders parties
to the Credit Agreement
(as defined below) and to
Citibank International plc, as Agent for said Lenders


                         [Name of Designated Subsidiary]

Ladies and Gentlemen:

                  Reference is made to (i) that certain Five Year Credit Agreement dated as of November 4, 1996 among Coca-Cola Enterprises Inc. and certain other borrowers parties thereto, the Lenders named therein, Citibank International plc, as Agent for the Lenders (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein being used herein as therein defined), and (ii) to the Designation Letter, dated ........., pursuant to which .......... (the "Designated Subsidiary") has become a Borrower.

                  Pursuant to Section 9.14 of the Credit Agreement to which the Designated Subsidiary has become subject pursuant to its Designation Letter, the
Designated Subsidiary has appointed ............... (with an office on the date hereof at ..............., Attention: ..........) as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement.

                  The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will maintain an office in ................ through the Termination Date and will give the Agent prompt notice of any change of address of the undersigned, (ii) the undersigned will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the undersigned will forward forthwith to the
Designated Subsidiary at its address at ................ or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

                  This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                        Very truly yours,

                                        [NAME OF PROCESS AGENT]


                                        By.......................

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                                 FOR THE COMPANY


                                [Effective Date]



To each of the Lenders parties
  to the Five Year Credit Agreement dated
  as of November 4, 1996
  among Coca-Cola Enterprises Inc.,
  said Lenders and Citibank International plc, as Agent for said Lenders, and to Citibank International plc, as Agent

                           Coca-Cola Enterprises Inc.

Ladies/Gentlemen:

         This opinion is furnished to you at the direction of our client, Coca-Cola Enterprises Inc. (the "Company"), pursuant to Section 3.01 of the Five Year Credit Agreement dated as of November 4, 1996 (the "Credit Agreement") among the Company, the Lenders parties thereto and Citibank International plc, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         We have acted as counsel for the Company in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Credit Agreement.

         In that connection we have examined:

                  (1) the Credit Agreement;

                  (2) the documents furnished by the Company pursuant to Article III of the Credit Agreement;

                  (3) the Certificate of Incorporation of the Company and all amendments thereto (the "Charter"); and

                  (4) the by-laws of the Company and all amendments thereto (the "By- laws").

We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Company, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, which materially adversely affect or purport to materially adversely affect the Company's right to borrow money or the Company's obligations under the Credit Agreement or the Notes. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company, or its officers or of public officials (including telex and telephone confirmations of such certificates), and in such instances we have made no independent inquiry with respect to such factual matters.

         We have assumed that the Agent, each of the Lenders and UK Holdings have all requisite power and authority to enter into and perform under the Credit Agreement, and that such document has been duly authorized, executed and delivered by the Agent, each of the Lenders and UK Holdings and constitute legal, valid and binding obligations of the Agent, each of the Lenders and UK Holdings. With respect to UK Holdings, we refer you to the opinion of Messrs. Allen & Overy dated the date hereof addressed to you.

         The opinions expressed herein are limited in all respects to the laws of the State of Georgia, the general corporate law of the State of Delaware, and the federal laws of the United States, and no opinion is being rendered herein with respect to the effect, if any, which the laws of any other jurisdiction may have on the opinions rendered herein.

         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificate or insofar as is known to us, contained in any other similar document to which the Company is a party. The Credit Agreement and the Notes delivered on the date hereof have been duly executed and delivered on behalf of the Company.

                  3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Credit Agreement or the Notes.

                  4. Insofar as is known to us, there is no pending or threatened action or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or the operations of the Company and its Subsidiaries taken as a whole. In rendering the foregoing opinion, we have assumed that, in any such action or proceeding where the total damages or other monetary relief sought is not likely to result in a judgment against the Company or its Subsidiaries in excess of $50,000,000, such action or proceeding would not be likely to have any materially adverse effect on the financial conditions or operations of the Company and its Subsidiaries taken as a whole.

                  5. Each of the Credit Agreement and the Notes provides that such document is to be governed by the laws of the State of New York. Under applicable Georgia case law, if examined by a Georgia Court or a federal court sitting in Georgia as the forum state and applying Georgia conflict of laws rules (in either case a "Georgia Court"), the Georgia Court should give effect to the choice of law provisions of the parties as contained in the Credit Agreement and the Notes unless it were to determine that (i) the State of New York has no substantial relationship to the parties or the transaction, or (ii) the result obtained from applying New York law would be contrary to Georgia public policy. Because choice of law issues are decided on a case-by-case basis, depending on the facts of the particular transactions, we are unable to conclude with certainty that a Georgia Court would give effect to those provisions of the Credit Agreement and the Notes designating New York governing law. Nevertheless, based on existing Georgia case law and on the facts of this transaction (including, without limitation, the fact that the Credit Agreement and the Notes will be executed and delivered to the Agent for the benefit of the Lenders in New York and that a substantial amount of the payments under the Credit Agreement and the Notes are payable to the Agent for the benefit of the Lenders in New York), we believe that a Georgia Court should conclude that New York has a substantial relationship to the parties and the transaction. We are aware of no Georgia laws or current Georgia cases which indicate that giving effect to the provisions of the Credit Agreement (excluding Section 9.04 as to which we express no opinion) and the Notes designating New York law (including, without limitation, the usury law of New York) as the governing law would violate Georgia public policy, except with respect to (i) the provisions of Article II of the Credit Agreement to the extent such provisions would require payment of interest (whether due to acceleration, prepayment or otherwise) in an amount greater than five percent (5%) per month, or (ii) Sections 2.03 or 2.07 of the Credit Agreement to the extent said sections would require payment of interest on unpaid interest, or would require payment of additional amounts as a result of the occurrence of any Event of Default and such provisions were deemed to be a penalty (although we believe that under current Georgia case law, a court should conclude that neither of such provisions constitutes a penalty).

                  6. If a court were to determine that, notwithstanding the provisions of Section 9.11 of the Credit Agreement, the Credit Agreement and the Notes are governed by, and construed in accordance with, the internal laws of the State of Georgia, the Credit Agreement and the Notes would be, under such laws, legal, valid and binding obligations of the Initial Borrowers, enforceable against the Initial Borrowers in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), (ii) that enforceability of Section 9.04(a) of the Credit Agreement requiring payment by the Initial Borrowers of costs of collection, including attorneys' fees, is subject to compliance by the Lenders with O.C.G.A Section 13-1-11, (iii) that no opinion is expressed herein with respect to those provisions of the Credit Agreement referred to in clauses (i) and (ii) in paragraph 5 above, and (iv) that we express no opinion as to the enforceability of any provision of the Credit Agreement or the Notes allowing the Lenders to accelerate the maturity of the indebtedness evidenced thereby without notice to the Initial Borrowers, but no such lack of enforceability will, in our judgment, substantially interfere with the practical realization by the Lenders of the Lenders' rights under the Credit Agreement and the Notes except for the economic consequences of any procedural delay which may be occasioned by such lack of enforceability.

                  In expressing the opinions set out above, we have assumed, without independent inquiry, the following: (i) the rate of interest payable by the Initial Borrowers under the terms of the Credit Agreement and the Notes, including, without limitation, loan origination fees, discount points, expenses and other fees and charges (including amounts payable to the Lenders by the Initial Borrowers for payment in reimbursement of the Lenders' cost and expenses or otherwise to defray the Lenders' costs and expenses), whether or not denominated as interest, will not under any circumstances, whether by reason of prepayment, acceleration or otherwise, exceed five percent (5%) per month, and that no such interest or charges constitute precomputed interest within the meaning of O.C.G.A. Section 7-4-2(b); and (ii) unless the requirements of O.C.G.A Section 7-4-17 are satisfied, no interest will be payable on unpaid interest under the Credit Agreement and the Notes.

         This letter is furnished by us for the sole benefit of the Agent and the Lenders. No other person or entity shall be entitled to rely on this opinion without our express written consent in each instance. This opinion is limited to the matters expressly stated herein as of the date hereof, and no other opinions are implied or may be inferred.


                                    Very truly yours,

                                                             EXHIBIT G - FORM OF
                                                              OPINION OF COUNSEL
                                                      TO A DESIGNATED SUBSIDIARY


                                    [Effective Date of Designation Letter]



         1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the ...........

         2. The execution, delivery and performance by the Designated Subsidiary of the Designation Letter, the Credit Agreement and its Notes are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the organizational documents of the Designated Subsidiary or (ii) any law, rule or regulation applicable to the Designated Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any indentures, loan or credit agreements, leases, mortgages, security agreements, bonds, notes and other agreements or instruments, or orders, writs, judgments, awards, injunctions and decrees, which materially adversely affect or purport to materially adversely affect the Designated Subsidiary's right to borrow money or the Designated Subsidiary's obligations under the Credit Agreement, its Designation Letter or its Notes. The Designation Letter and each Note of the Designated Subsidiary delivered on the date hereof have been duly executed and delivered on behalf of the Designated Subsidiary.

         3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary.

         4. Each of the Designation Letter, the Credit Agreement and the Notes of the Designated Subsidiary are the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.